Exhibit 4.2

ANGIOTECH PHARMACEUTICALS, INC.,

THE GUARANTORS named herein

and

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

SUPPLEMENTAL INDENTURE

Dated as of August 13, 2012

TO

INDENTURE

Dated as of May 12, 2011

Senior Floating Rate Notes due 2013

SUPPLEMENTAL INDENTURE dated as of August 13, 2012 (this “Supplemental Indenture”), to the Indenture dated as of May 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among Angiotech Pharmaceuticals, Inc., a corporation organized under the Business Corporation Act of the Province of British Columbia (the “Company”), the Guarantors (as defined in the Indenture) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) under the Indenture. All capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its Senior Floating Rate Notes due 2013 (the “Existing Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the Existing Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for, or purchase of, the Existing Notes), amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;

WHEREAS, the Company has solicited the consents of the Holders of the Existing Notes pursuant to the Offering Memorandum and Consent Solicitation Statement dated July 3, 2012 (as amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent dated July 3, 2012 (as amended or supplemented from time to time, together with the Statement, the “Offer”), to the proposed amendments to the Indenture, with conforming amendments to the Existing Notes, upon the terms and conditions set forth therein (the “Amendments”);

WHEREAS, the Company has received and delivered or caused to be delivered to the Trustee the consents of the Holders of at least a majority in principal amount of the outstanding Existing Notes to the Amendments pursuant to the Offer;

WHEREAS, each of the Company and the Guarantors has been authorized by resolution of its board of directors to enter into this Supplemental Indenture, to issue amended Notes in substantially the form attached hereto as Exhibit A (the “Amended Notes”) pursuant hereto to replace the Existing Notes, and to deliver the Existing Notes to the Trustee for cancellation;

WHEREAS, the Company has requested that the Trustee join in the execution and delivery of this Supplemental Indenture, authenticate and deliver the Amended Notes, and cancel the Existing Notes delivered by the Company to the Trustee;

WHEREAS, (i) pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, (ii) pursuant to Section 2.02 of the Indenture, and the Authentication Order dated as of the date hereof (the “Authentication Order”), delivered by the Company to the Trustee, the Trustee is authorized to authenticate and deliver the Amended Notes and (iii) pursuant to Section 2.11 of the Indenture, the Trustee is authorized to cancel the Existing Notes; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the organizational documents of each of the Company and the Guarantors to make this Supplemental Indenture and each of the Amended Notes a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE 1

SECTION 1.01. Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE 2

SECTION 2.01. Addition of Definitions to Article 1 of the Indenture.

Section 1.01 of the Indenture is amended by inserting therein the following definitions in the appropriate alphabetical order:

“ ‘9% Senior Notes’ means the 9% Senior Notes due 2016, issued by Angiotech Pharmaceuticals (US), Inc. pursuant to the 9% Senior Notes Indenture.

‘9% Senior Notes Indenture’ means the Indenture dated as of August 13, 2012, as amended, supplemented or otherwise modified from time to time, by and among Angiotech Pharmaceuticals (US), Inc., each of the Guarantors (as defined therein) party thereto, and Deutsche Bank National Trust Company, as trustee thereunder.

‘Exchange’ means the exchange by the Company of Notes for 9% Senior Notes pursuant to the Offering Memorandum and Consent Solicitation Statement dated July 3, 2012, as amended or supplemented from time to time, and the related Letter of Transmittal and Consent dated July 3, 2012, as amended or supplemented from time to time, for the price and on the other terms provided therein.”

SECTION 2.02. Amendment of Certain Provisions in Article 4 of the Indenture.

Section 4.11 of the Indenture is amended by inserting the following as a new paragraph (c) thereof:

“(c) To the extent it may be deemed to be an Affiliate Transaction, the Exchange will not be subject to the provisions of Section 4.11(a)(2)(B) hereof.”

SECTION 2.03. Amendment of Certain Provisions in Article 6 of the Indenture.

(a) Section 6.01 of the Indenture is amended to delete the existing paragraph (4) in its entirety and replace it with the following:

“(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders (inlcuding the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least 25% in aggregate principal amount of the Notes and the 9% Senior Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture other than those listed in clause (1)-(3) of this Section 6.01;”

(b) Section 6.02 of the Indenture is deleted in its entirety and replaced with the following:

“Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes and all Obligations arising hereunder will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders (inlcuding the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least 25% in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of a majority in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.”

(c) Section 6.04 of the Indenture is deleted in its entirety and replaced with the following:

“Section 6.04 Waivers of Past Defaults

Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of not less than a majority in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders (including the

“Holders” under and as defined in the 9% Senior Notes Indenture) of a majority in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.”

SECTION 2.04. Amendment of Certain Provisions in Article 9 of the Indenture.

ARTICLE 3

Section 9.02 of the Indenture is amended to delete the first paragraph thereof in its entirety and replace such paragraph with the following:

“Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.11, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) and 9% Senior Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes or 9% Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of a majority in aggregate principal amount of the then outstanding Notes (including without limitation, Additional Notes, if any) and 9% Senior Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes or 9% Senior Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.”

SECTION 3.01. Cancellation of Existing Notes upon Issuance of Amended Notes.

Upon issuance by the Company and the Guarantors of the Amended Notes, and authentication and delivery thereof by the Trustee, the Amended Notes shall replace the Existing Notes for all purposes, the Company shall deliver all such Existing Notes to the Trustee for cancellation, and the Trustee shall cancel all such Existing Notes; provided that, regardless of any failure by the Company to so deliver the Existing Notes to the Trustee for cancellation, the Existing Notes shall automatically cease to have any further force or effect upon the issuance, authentication and delivery of the Amended Notes.

ARTICLE 4

SECTION 4.01. Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect. From and after the date of issuance thereof, the Amended Notes shall be Notes as defined in, and for all purposes of, the Indenture and the Collateral Documents.

SECTION 4.02. Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended by this Supplemental Indenture. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4.03. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

SECTION 4.04. Trustee Disclaimer.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

SECTION 4.05. Notices.

The following addresses are the updated notice addresses to be used for any notice or communication by the Company, the Guarantors or the Trustee to the other party:

If to the Company or the Guarantors:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia

Canada V6A 1B6

Facsimile No.:(604) 221-6915

Attention: General Counsel

With copies to (which shall not constitute notice):

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Facsimile No.: (310) 203-7199

Attention: Greg Klein, Esq.

If to the Trustee:

Deutsche Bank National Trust Company

Corporate Trust & Agency Services

222 South Riverside Plaza

Chicago, IL, 60606-5808

Facsimile No.: (312) 537-1009

Attention: Kathy Cokic, Vice President

With copies to (which shall not constitute notice):

Foley & Lardner LLP

321 North Clark Street, Suite 2800

Chicago, IL 60654-5313

Facsimile No.: (312) 832-4700

Attention: Mark F. Hebbeln, Esq.

SECTION 4.06. Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including facsimile copies) shall be an original, but all of them together represent the same agreement.

SECTION 4.07. Severability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

SECTION 4.08. Successors

All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[signatures follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	Chief Financial Officer

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

ANGIOTECH AMERICA, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

ANGIOTECH BIOCOATINGS CORP.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

ANGIOTECH INTERNATIONAL HOLDINGS, CORP.

By:	/s/ Jay Dent
Name:	Jay Dent
Title:	President

Signature Page – Supplemental Indenture

ANGIOTECH PHARMACEUTICALS (US), INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

B.G. SULZLE, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

MANAN MEDICAL PRODUCTS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

MEDICAL DEVICE TECHNOLOGIES, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

QUILL MEDICAL, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

Signature Page – Supplemental Indenture

SURGICAL SPECIALTIES CORPORATION

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

Signature Page – Supplemental Indenture

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Katherine Cokic
Name:	Katherine Cokic
Title:	Vice President

By:	/s/ Victoria Y. Douyon
Name:	Victoria Y. Douyon
Title:	Vice President

Signature Page – Supplemental Indenture

EXHIBIT A

[Face of Note]

CUSIP/CINS

Senior Secured Floating Rate Notes due 2013

No.	$

ANGIOTECH PHARMACEUTICALS, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                          DOLLARS on December 1, 2013.

Interest Payment Dates: March 1, June 1, September 1 and December 1

Record Dates: February 15, May 15, August 15 and November 15

Dated: May 12, 2011

ANGIOTECH PHARMACEUTICALS, INC.

By:

Name: Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Authorized Signatory

[Back of Note]

Senior Secured Floating Rate Notes due 2013

THIS NOTE IS SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT (AS AMENDED, THE “INTERCREDITOR AGREEMENT”) DATED AS OF MAY 12, 2011, AMONG WELLS FARGO CAPITAL FINANCE, LLC, AS ARRANGER AND ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE), DEUTSCHE BANK NATIONAL TRUST COMPANY, AS COLLATERAL AGENT AND TRUSTEE (AS SUCH TERMS ARE DEFINED IN THE INDENTURE), ANGIOTECH PHARMACEUTICALS, INC. AND EACH OF ITS AFFILIATES SIGNATORY THERETO. THE LIENS AND SECURITY INTERESTS EVIDENCED BY THE INDENTURE AND IN THE RELATED COLLATERAL DOCUMENTS ARE SUBORDINATE TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) IN THE MANNER AND TO THE EXTENT SET FORTH IN AS MORE PARTICULARLY DESCRIBED IN THE INTERCREDITOR AGREEMENT, AND EACH PARTY TO THIS NOTE AND THE INDENTURE, BY ITS EXECUTION HEREOF AND THEREOF, AND EACH HOLDER OF THIS NOTE, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Angiotech Pharmaceuticals, Inc., a corporation organized under the Laws of British Columbia (the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum, reset quarterly, equal to LIBOR plus 3.75%, as determined by the Calculation Agent, until maturity. Notwithstanding the foregoing, if at any time the LIBOR rate as so determined is less than 1.25%, the LIBOR rate shall be deemed to be 1.25%. The Company will pay interest quarterly in arrears on each March 1, June 1, September 1, and December 1, of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 1, 2011.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes outstanding on such day. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. For the purposes of the Interest Act (Canada), the yearly rate of interest, to which interest calculated on the basis of a year of 360 days is equivalent, is the rate of interest payable under the Notes multiplied by the number of days in the year divided by 360.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application, or the maximum rate permitted by Canadian law.

The Calculation Agent will, upon request of any Holder of Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Notes.

Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest, if any, will accrue at a rate that is 1% per annum in excess of the Daily Interest Amount and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15, May 15, August 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank National Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of May 12, 2011 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time after the date hereof, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on the dates indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Date	Percentage
December 1, 2010	101.000%
December 1, 2011 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101 % of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 20 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, except as set forth in the Indenture, within 20 days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, and 9% Senior Notes, voting as a single class, and subject to certain exceptions, any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, and 9% Senior Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of an amalgamation, merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Circular dated February 10, 2011, as supplemented on March 3, 2011 and April 28, 2011, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Collateral Documents or the Notes, to enter into any additional or supplemental Collateral Documents, to release Collateral in accordance with the terms of the Indenture, the Collateral Documents and the Intercreditor Agreement, to make complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Collateral Documents or any release of Collateral that becomes effective as set forth in the Indenture, any of the Collateral Documents or the Intercreditor Agreement, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least 25% in aggregate principal amount of the Notes and 9% Senior Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture other than those listed in clause (1), clause (2), or clause (3) of Section 6.01 of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $ 10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) (A) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Collateral Documents) with respect to Collateral having a Fair Market Value in excess of $10.0 million, or an assertion by the Company or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of $10.0 million is not subject to a valid perfected security interest (except as permitted by the terms of the Indenture or the Collateral Documents); or (B) the repudiation by the Company or any of its Restricted Subsidiaries of any of their material obligations under any Collateral Document; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; or (ix) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of at least 25% in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The

Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders (including the “Holders” under and as defined in the 9% Senior Notes Indenture) of a majority in aggregate principal amount of the then outstanding Notes and 9% Senior Notes, voting as a single class, by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia

Canada VGA 1B6

Telephone: (604) 221-7676

Facsimile: (604) 221-6915

Attention: General Counsel

with copies thereof to:

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

Telephone: (310) 277-1010

Facsimile: (310) 203-7199

Attention: Greg Klein, Esq.

(19) Intercreditor Agreement. Notwithstanding anything herein to the contrary contained in this Note, the Indenture or any Collateral Document, the lien and security interest granted to the Collateral Agent pursuant to the Collateral Documents and the exercise of any right or remedy by the Trustee or the Collateral Agent hereunder or thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Note, the Indenture or any Collateral Document, the terms of the Intercreditor Agreement shall govern and control.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                               to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian